The Employment Agreement dated July 1st 2007 between Lawrence Helson MD (hereinafter referred to as the "Employee") and SignPath Pharma Inc., a Delaware Corporation has been extended to May 31, 2011.

SignPath Pharma Inc.

By: Arthur P Bollon
Arthur P Bollon
Director

Employee:

Lawrence Helson MD
Lawrence Helson MD
Employee